Exhibit 99.1

Chembio Diagnostics Appoints Christine Rousseau, Ph.D. as
Vice President, Corporate Development

MEDFORD, NY, July 19, 2018 -- Chembio Diagnostics, Inc. (Nasdaq: CEMI), a leader in point-of-care ("POC") diagnostic testing, today announced the appointment of Christine M. Rousseau, Ph.D. as Vice President, Corporate Development, effective immediately. In this newly created position, Dr. Rousseau will focus on the Company’s POC infectious disease diagnostics strategy and execution, including HIV Self-Testing and Fever & Tropical Diseases, as well as technology collaborations that leverage the Company’s patented DPP® technology platform and scientific expertise.

Prior to joining Chembio, Dr. Rousseau spent nine years at the Bill & Melinda Gates Foundation, most recently serving as Senior Program Officer, Global Health, Integrated Technology Solutions. While there, she directed over $250 million in assets for the development, commercialization, and scale-up of immune, molecular and cellular diagnostic technologies, including a significant role in HIV Self-Testing. Previously, Dr. Rousseau spent ten years as a research scientist and faculty member at the University of Washington, with emphasis in the areas of HIV and HCV. Earlier in her career, she was a Senior Fellow at the Fred Hutchinson Cancer Research Center and HIV Director & Founding Board Member of the Sustainable Sciences Institute.

“We believe our point-of-care products, including our patented DPP® technology platform, have enormous potential in the infectious disease market and other markets that we are pursuing through collaborations,” stated John Sperzel, Chembio’s Chief Executive Officer. “Christine’s deep, global experience in the field of point-of-care testing for infectious diseases, coupled with her outstanding reputation and industry-wide relationships, make her an ideal candidate for this important new role.”

“I am excited to join Chembio’s leadership team at this key point in the Company’s history,” said Dr. Rousseau. “I look forward to contributing to the corporate strategy and its implementation, building on the significant accomplishments Chembio has already achieved.”

Dr. Rousseau received a Ph.D. in Molecular and Cell Biology from University of California Berkeley, a M.S. in Epidemiology from the University of Washington, and a B.S. in Molecular Genetics from Ohio State University.

About Chembio Diagnostics
Chembio is a leading point-of-care diagnostics company focused on detecting and diagnosing infectious diseases. The company’s patented DPP® technology platform, which uses a small drop of blood from the fingertip, provides high-quality, cost-effective results in 15-20 minutes. Coupled with Chembio’s extensive scientific expertise, its novel DPP® technology offers broad market applications beyond infectious disease, a number of which are under active development with collaboration partners. Chembio’s products are sold globally, directly and through distributors, to hospitals and clinics, physician offices, clinical laboratories, public health organizations, government agencies, and consumers. Learn more at www.chembio.com.

Forward-Looking Statements
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Media contacts:

Chembio Diagnostics Lynn Pieper Lewis Gilmartin Group (415) 937-5402 investor@chembio.com